Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES ANNOUNCES RESULTS OF 2013 ANNUAL SHAREHOLDERS MEETING

Highlands Ranch, Colorado – June 14, 2013 – ADA-ES, Inc. (NASDAQ:ADES) (“ADA” or the “Company”) announced that shareholders have approved all resolutions presented at its annual meeting of shareholders including the reorganization of the Company in Delaware, creation of a holding company structure, change of the Company’s name to Advanced Emissions Solutions, Inc. (“ADES”) and the related Agreement and Plan of Merger.

Shareholders also ratified the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, approved on an advisory basis the compensation paid to named executive officers by the Company, approved on an advisory basis an annual nonbinding advisory vote to approve compensation paid to named executive officers of the Company, and elected nine directors of the Company: Kim B. Clarke, Michael D. Durham, Alan Bradley Gabbard, Derek C. Johnson, W. Phillip Marcum, Mark H. McKinnies, Robert E. Shanklin, Jeffrey C. Smith, and
Richard J. Swanson.

The Company expects to complete the reorganization on or around July 1st, 2013, at which time ADES will replace the present company as the publicly held corporation and it and its subsidiaries will conduct all of the operations we currently conduct. The officers of ADES will be the current President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Secretary, Executive Vice President, Chief Operating Officer, Chief Technology Officer, Vice President and General Counsel and Vice President of Investor Relations of ADA. The directors of ADA prior to the reorganization will be the same as the directors of ADES following the reorganization. We expect that the shares of ADES common stock will trade on the NASDAQ Capital Market under the ticker symbol “ADES.”

Dr. Michael Durham, President and CEO of ADA, stated, “We believe the name Advanced Emissions Solutions more accurately reflects the scope of our current operations and our future direction. Since ADA spun out from Earth Sciences in 2003, we’ve become a prominent player in the pollutant control industry including emission control technology, equipment and chemicals that reduce emissions of mercury, CO2 and other pollutants from coal-fired power plants, industrial boilers and cement kilns. Implementing the holding company structure will provide us with strategic, operational and financing flexibility and, by incorporating ADES in Delaware, we will be in a better position to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides. We are enthusiastic about the significant near-term opportunities for the Company in our Refined Coal business and from the Mercury and Air Toxics Standards rule (“MATS”) and other emission regulations. We believe the reorganization and new name better positions the Company to capitalize on these opportunities.”

About ADA

ADA is a leader in clean coal technology and the associated specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

With respect to mercury emissions:

•

Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and our patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively.

•	We supply Activated Carbon Injection (“ACI”) and Dry Sorbent Injection (“DSI”) systems, mercury measurement instrumentation, and related services.

•	Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced PRB coal with reduced emissions of mercury and other metals.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the timing of, and the anticipated benefits expected to be provided by, the Company’s pending reorganization; and the trading symbol, stock market and directors and officers of ADES after the reorganization. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws and regulations and legal challenges to them and other factors discussed in greater detail in the proxy statement for the annual meeting and our other filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Additional Information

ADES and ADA have filed a registration statement that includes a definitive proxy statement/prospectus and other relevant documents in connection with the pending Delaware holding company reorganization.

This press release is being made pursuant to and in compliance with the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the securities will be made solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued in connection with such offering.

Contact:

Graham Mattison

Vice President, Investor Relations

(646) 319-1417

graham.mattison@adaes.com

www.adaes.com